EXHIBIT 99.1

News Release

Contact: Investor Relations
Phone: (713) 324-4755
Email: xjtinvestor@expressjet.com

EXPRESSJET ANNOUNCES TENTATIVE AGREEMENT WITH PILOTS

            HOUSTON, Oct. 6, 2004 – ExpressJet Holdings (NYSE: XJT) today announced tentative agreement with its pilots represented by the Air Line Pilots Association, International (ALPA).  Negotiations began in July 2002 and the parties have been in mediated sessions since February 2003 with National Mediation Board.  The tentative agreement will require ratification by a vote of the approximately 2,100 ALPA members.

            ExpressJet Airlines, Inc. operates as Continental Express, the small-jet provider for Continental Airlines.  With service to approximately 140 destinations in the United States, Canada, Mexico and the Caribbean, ExpressJet operates all of Continental’s small-jet service from its hubs in Houston, New York/Newark and Cleveland.  ExpressJet passengers receive efficient service and comfortable leather seating, along with advance seat assignments and OnePass frequent flyer miles that can be redeemed on Continental and partner airlines.

            ExpressJet Airlines employs approximately 6,500 people and is owned by ExpressJet Holdings, Inc.  For more information, visit expressjet.com.

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